                                                                   EXHIBIT 4.2
--------------------------------------------------------------------------------

                          Bay View Capital Corporation



                  ___________________________________________

                     CAPITAL SECURITIES GUARANTEE AGREEMENT

                  ___________________________________________



                         Dated as of December 21, 1998


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                     Page
                                                                     ----
                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

Section 1.1.      Definitions and Interpretation...................   1

                                   ARTICLE II

                              TRUST INDENTURE ACT

Section 2.1.      Trust Indenture Act; Application.................   4
Section 2.2.      Lists of Holders of Securities...................   4
Section 2.3.      Reports by the Guarantee Trustee.................   5
Section 2.4.      Periodic Reports to Guarantee Trustee............   5
Section 2.5.      Evidence of Compliance with Conditions Precedent.   5
Section 2.6.      Events of Default; Waiver........................   5
Section 2.7.      Guarantee Event of Default; Notice...............   6
Section 2.8.      Conflicting Interests............................   6

                                  ARTICLE III

                          POWERS, DUTIES AND RIGHTS OF
                               GUARANTEE TRUSTEE

Section 3.1.      Powers and Duties of the Guarantee Trustee.........    6
Section 3.2.      Certain Rights of Guarantee Trustee................    8
Section 3.3.      Not Responsible for Recitals or Issuance of Capital
                  Securities Guarantee...............................   10

                                   ARTICLE IV

                               GUARANTEE TRUSTEE

Section 4.1.      Guarantee Trustee; Eligibility.....................   10
Section 4.2.      Appointment, Removal and Resignation of Preferred
                  Guarantee Trustee..................................   11

                                   ARTICLE V

                                   GUARANTEE

Section 5.1.      Guarantee..........................................   11
Section 5.2.      Waiver of Notice and Demand........................   12
Section 5.3.      Obligations Not Affected...........................   12
Section 5.4.      Rights of Holders..................................   12
Section 5.5.      Guarantee of Payment...............................   13
Section 5.6.      Subrogation........................................   13

Section 5.7.      Independent Obligations............................   13

                                   ARTICLE VI

                   LIMITATION OF TRANSACTIONS; SUBORDINATION

Section 6.1.      Limitation of Transactions.........................  14
Section 6.2.      Ranking............................................  14

                                  ARTICLE VII

                                  TERMINATION

Section 7.1.      Termination........................................  14

                                  ARTICLE VIII

                                INDEMNIFICATION

Section 8.1.      Exculpation........................................  15
Section 8.2.      Indemnification....................................  15

                                   ARTICLE IX

                                 MISCELLANEOUS

Section 9.1.      Successors and Assigns.............................   16
Section 9.2.      Amendments.........................................   16
Section 9.3.      Notices............................................   16
Section 9.4.      Benefit............................................   17
Section 9.5.      Governing Law......................................   18

                     CAPITAL SECURITIES GUARANTEE AGREEMENT

     This CAPITAL SECURITIES GUARANTEE AGREEMENT (the "Capital Securities Guarantee"), dated as of December 21, 1998 is executed and delivered by Bay View Capital Corporation, a Delaware corporation (the "Guarantor"), and Wilmington Trust Company, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of Bay View Capital I, a Delaware statutory business trust (the "Issuer").

     Whereas, pursuant to an amended and restated Declaration of Trust (the "Declaration"), dated as of December 21, 1998 among the Trustees of the Issuer named therein, the Guarantor, as Sponsor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing Capital Securities, having an aggregate liquidation amount of $80,000,000 ($92,000,000 if the Underwriters' over-allotment option is exercised in full) designated the 9.76% Cumulative Capital Securities (the "Capital Securities").

     Whereas, as incentive for the Holders to purchase the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Capital Securities guarantee, to pay to the Holders of the Capital Securities the guarantee payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

     Whereas, as of the date hereof, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee") in substantially identical terms to this Capital Securities Guarantee for the benefit of the Holders of the Common Securities (as defined in the Declaration), except that if an event of default (as defined in the Indenture (as defined herein)) with respect to the Debentures, has occurred and is continuing, the rights of Holders of the Common Securities to receive guarantee payments under the Common Securities Guarantee are subordinated to the rights of Holders of Capital Securities to receive guarantee payments under this Capital Securities Guarantee.

     Now, therefore, in consideration of the purchase by each Holder of Capital Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Capital Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

Section 1.1.  Definitions and Interpretation.
              ------------------------------

     In this Capital Securities Guarantee, unless the context otherwise requires:

          (a) capitalized terms used in this Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

          (b) terms defined in the Declaration as at the date of execution of this Capital Securities Guarantee have the same meaning when used in this Capital Securities Guarantee unless otherwise defined in this Capital Securities Guarantee;

          (c) a term defined anywhere in this Capital Securities Guarantee has the same meaning throughout;

          (d) all references to "the Capital Securities Guarantee" or "this Capital Securities Guarantee" are to this Capital Securities Guarantee as modified, supplemented or amended from time to time;

          (e) all references in this Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Capital Securities Guarantee, unless otherwise specified;

          (f) a term defined in the Trust Indenture Act has the same meaning when used in this Capital Securities Guarantee, unless otherwise defined in this Capital Securities Guarantee or unless the context otherwise requires; and

          (g) a reference to the singular includes the plural and vice versa.

     "Authorized Officer" of a Person means any Person that is authorized to bind such Person; provided, however, that the Authorized Officer signing an Officers' Certificate given pursuant to Section 314(a)(4) of the Trust Indenture Act shall be the principal executive, financial or accounting officer of such Person.

     "Base Indenture" means the Indenture dated as of December 21, 1998 between the Company and Wilmington Trust Company, as trustee.

     "Common Securities Guarantee" means the Common Securities Guarantee Agreement dated as of December 21, 1998 of the Sponsor in respect of the Common Securities.

     "Corporate Trust Office" means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 1100 North Market Street, Wilmington, Delaware 19890-00001.

     "Covered Person" means any Holder or beneficial owner of Capital
Securities.

     "Declaration Event of Default" means an Event of Default as defined in the Declaration.

     "Guarantee Event of Default" means the failure of the Guarantor to perform any of its payment or other obligations under this Capital Securities Guarantee.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions which are required to be paid on such Capital

Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price (the "Redemption Price"), and all accumulated and unpaid Distributions to but excluding the date of redemption to the extent the Issuer has funds available therefor, with respect to any Capital Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Capital Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Capital Securities to but excluding the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Event of Default (as defined in the Indenture) with respect to the Debentures has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee Agreement are subordinated to the rights of Holders of Capital Securities to receive Guarantee Payments.

     "Guarantee Trustee" means Wilmington Trust Company, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Capital Securities Guarantee and thereafter means each such Successor Guarantee Trustee.

     "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor; provided that in determining whether the Guarantee Trustee is protected in acting upon the instructions of the Holders, only Capital Securities the Guarantee Trustee knows to be so owned shall be disregarded.

     "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

     "Indenture" means the Base Indenture as supplemented by the Supplemental Indenture, and as the same may be further amended or supplemented from time to time in accordance with its terms.

     "List of Holders" shall have the meaning assigned thereto in Section 2.2(a) hereof.

     "Majority in liquidation amount of the Securities" means, except as provided in the terms of the Capital Securities or, except as provided by the Trust Indenture Act, a vote by Holder(s) of Capital Securities, voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to but excluding the date upon which the voting percentages are determined) of all outstanding Capital Securities.

     "Responsible Officer" means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office of the Guarantee Trustee with direct responsibility for the administration of this Guarantee, including any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

     "Supplemental Indenture" means the First Supplemental Indenture dated as of December 21, 1998 between the Guarantor and Wilmington Trust Company, as trustee, as the same may be further amended or supplemented from time to time in accordance with its terms.

     "Trust Securities" means the Common Securities and the Capital Securities.

                                   ARTICLE II

                              TRUST INDENTURE ACT

     Section 2.1.  Trust Indenture Act; Application.
                   --------------------------------

          (a) This Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

          (b) if and to the extent that any provision of this Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     Section 2.2.  Lists of Holders of Securities.
                   ------------------------------

          (a) The Guarantor shall provide the Guarantee Trustee with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Capital Securities ("List of Holders") as of such date, (i) within 14 days after each record date for payment of Distributions, as of such record date, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee, provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor or in the event that the Guarantee Trustee is the Registrar under the Declaration. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

     Section 2.3.  Reports by the Guarantee Trustee.
                   --------------------------------

     Within 60 days after May 15 of each year, the Guarantee Trustee shall provide to the Holders of the Capital Securities such reports as are required by
Section 313 of the Trust Indenture Act if any, in the form and in the manner
provided by Section 313 of the Trust Indenture Act.   The Guarantee Trustee
shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

     Section 2.4.  Periodic Reports to Guarantee Trustee.
                   -------------------------------------

     The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

     Delivery of such reports, information and documents to the Guarantee Trustee is for informational purposes only and the Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 2.5.  Evidence of Compliance with Conditions Precedent.
                   ------------------------------------------------

     The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Capital Securities Guarantee that relate to any of the matters set forth in Section
314(c) of the Trust Indenture Act.   Any certificate or opinion required to be
given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

     Section 2.6.  Events of Default; Waiver.
                   -------------------------

     The Holders of a Majority in liquidation amount of Capital Securities may, by vote, on behalf of the Holders of all of the Capital Securities, waive any past Guarantee Event of Default and its consequences.

     Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

     Section 2.7.  Guarantee Event of Default; Notice.
                   ----------------------------------

          (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Guarantee Event of Default actually known to a Responsible Officer of the Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders of the Capital Securities, notices of all such Events of Default, unless such defaults have been cured before the giving of such notice, provided, that, the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Capital Securities.

          (b) The Guarantee Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the Guarantee Trustee shall have received written notice, or of which a Responsible Officer of the Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge.

     Section 2.8.  Conflicting Interests.
                   ---------------------

     The Declaration shall be deemed to be specifically described in this Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III

                          POWERS, DUTIES AND RIGHTS OF
                               GUARANTEE TRUSTEE

     Section 3.1.  Powers and Duties of the Guarantee Trustee.
                   ------------------------------------------

          (a) This Capital Securities Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders of the Capital Securities, and the Guarantee Trustee shall not transfer this Capital Securities Guarantee to any Person except a Holder of Capital Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

          (b) If an Guarantee Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall (and the Guarantor acknowledges that the Guarantee Trustee shall) enforce this Capital Securities Guarantee for the benefit of the Holders of the Capital Securities.

          (c) The Guarantee Trustee, before the occurrence of any Guarantee Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Capital Securities Guarantee, and no implied covenants shall be read into this Capital Securities Guarantee against the Guarantee Trustee. In case an Guarantee Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (d) No provision of this Capital Securities Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of any Guarantee Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                    (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Capital Securities Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Capital Securities Guarantee against the Guarantee Trustee; and

                    (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Capital Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Capital Securities Guarantee;

               (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

               (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Capital Securities Guarantee; and

               (iv) no provision of this Capital Securities Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Capital Securities Guarantee or indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

     Section 3.2.  Certain Rights of Guarantee Trustee.
                   -----------------------------------

          (a) Subject to the provisions of Section 3.1:

               (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

               (ii) Any direction or act of the Guarantor contemplated by this Capital Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

               (iii) Whenever, in the administration of this Capital Securities Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

               (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

               (v) The Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Capital Securities Guarantee from any court of competent jurisdiction.

               (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee.

               (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee

     Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

               (viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

               (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Capital Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Capital Securities Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

               (x) Whenever in the administration of this Capital Securities Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

               (xi) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

               (xii) The Capital Securities Trustee shall not be liable for any reasonably taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Capital Securities Guarantee.

          (b) No provision of this Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

     Section 3.3.  Not Responsible for Recitals or Issuance of Capital
                   ---------------------------------------------------
                   Securities Guarantee.
                   --------------------

     The recitals contained in this Capital Securities Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume
any responsibility for their correctness.   The Guarantee Trustee makes no
representation as to the validity or sufficiency of this Capital Securities Guarantee.

                                   ARTICLE IV

                               GUARANTEE TRUSTEE

     Section 4.1.  Guarantee Trustee; Eligibility.
                   ------------------------------

          (a) There shall at all times be a Guarantee Trustee which shall:

               (i) not be an Affiliate of the Guarantor; and

               (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

          (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     Section 4.2.  Appointment, Removal and Resignation of Guarantee Trustee.
                   ---------------------------------------------------------

          (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

          (b) The Guarantee Trustee shall not be removed in accordance with
Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

          (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

          (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of resignation or removal, the Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

          (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

          (f) Upon termination of this Capital Securities Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all amounts accrued and owing to the Guarantee Trustee to the date of such termination, removal or resignation.

                                   ARTICLE V

                                   GUARANTEE

     Section 5.1.  Guarantee.
                   ---------

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (except to the extent paid, and without duplication of amounts paid, by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert.

     The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

     Section 5.2.  Waiver of Notice and Demand.
                   ---------------------------

     The Guarantor hereby waives notice of acceptance of this Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     Section 5.3.  Obligations Not Affected.
                   ------------------------

     The obligations, covenants, agreements and duties of the Guarantor under this Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following: (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer; (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture); (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind; (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer; (e) any invalidity of, or defect or deficiency in, the Capital Securities; (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this
Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

     Section 5.4.  Rights of Holders.
                   -----------------

          (a) The Holders of a Majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Capital Securities Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Capital Securities Guarantee.

          (b) If the Guarantee Trustee fails to enforce such Capital Securities Guarantee, any Holder of Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under this Capital Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a

Holder of Capital Securities may directly institute a proceeding against the Guarantor for enforcement of this Capital Securities Guarantee for such payment.

     Section 5.5.  Guarantee of Payment.
                   --------------------

     This Capital Securities Guarantee creates a guarantee of payment and not of collection.

     Section 5.6.  Subrogation.
                   -----------

     The Guarantor shall be subrogated to all (if any) rights of the Holders of Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid
under this Capital Securities Guarantee.   If any amount shall be paid to the
Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     Section 5.7.  Independent Obligations.
                   -----------------------

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI

                   LIMITATION OF TRANSACTIONS; SUBORDINATION

     Section 6.1.  Limitation of Transactions.
                   --------------------------

     So long as any Capital Securities remain outstanding, if there shall have occurred and be continuing any Guarantee Event of Default or any Declaration Event of Default, then (a) the Guarantor shall not declare or pay any dividend on, or make any distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (A) (i) purchases or acquisitions of shares of the Guarantor's capital stock (or capital stock equivalents) in connection with the satisfaction by the Guarantor of its obligations under any officers, directors or employee benefit plans (or any options or other instruments issued thereunder), (ii) as a result of a reclassification, combination or subdivision of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock,
(iii) dividends or distributions of shares of common stock of the Guarantor,
(iv) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or any security being converted or exchanged into such capital stock or (v) any dividend or distribution of capital stock (or capital stock equivalents) in connection with the implementation of a stockholders, rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, or (B) guarantee payments made with respect to any of the foregoing), (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior to the Debentures and (c) the Guarantor shall not make any guarantee payments with respect to debt securities of any subsidiary of the Guarantor that rank pari passu with or junior to the Debentures (other than pursuant to this Capital Securities Guarantee or the Common Securities Guarantee Agreement).

     Section 6.2.  Ranking.
                   -------

     This Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor (including the Guarantor's Senior Indebtedness) except any other liabilities that may be pari passu expressly by their terms and (ii) senior to the Guarantor's capital stock.

                                  ARTICLE VII

                                  TERMINATION

     Section 7.1.  Termination.
                   -----------

     This Capital Securities Guarantee shall terminate (i) upon full payment of the redemption price of all Capital Securities, together with all accumulated and unpaid Distributions thereon to but excluding the date of redemption, (ii) upon the distribution of the Debentures to the Holders of all of the Capital Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Capital Securities must restore payment of any sums paid under the Capital Securities or under this Capital Securities Guarantee.

                                  ARTICLE VIII

                                INDEMNIFICATION

     Section 8.1.  Exculpation.
                   -----------

          (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage, liability, expense or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage, liability, expense or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Capital Securities might properly be paid.

     Section 8.2.  Indemnification.
                   ---------------

     The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 8.2 shall survive the termination of this Capital Securities Guarantee or the resignation or removal of the Guaranteed Trustee.

     When the Guarantee Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 2.9(d) or (e) of the Supplemental Indenture, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

                                   ARTICLE IX

                                 MISCELLANEOUS

     Section 9.1.  Successors and Assigns.
                   ----------------------

     All guarantees and agreements contained in this Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders
of the Capital Securities then outstanding.   Except in connection with any
merger or consolidation of the Guarantor with or into another entity permitted by Section 801 of the Base Indenture or any sale, transfer or lease of the Guarantor's assets to another entity permitted by Section 801 of the Base Indenture, the Guarantor may not assign its rights or delegate its obligations under this Capital Securities Guarantee without the prior approval of the holders of at least a Majority in liquidation amount of the Capital Securities
then outstanding.   Upon any consolidation by the Guarantor with or merger of
the Guarantor into any other Person or any conveyance, transfer or lease of the properties and assets of the Guarantor substantially as an entirety to any Person in accordance with Section 801 of the Base Indenture, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Capital Securities Guarantee with the same effect as if such successor Person had been named as the Guarantor herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Capital Securities Guarantee.

     Section 9.2.  Amendments.
                   ----------

     Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no vote or consent of Holders will be required), this Capital Securities Guarantee may be amended only with the prior approval of the Holders of at least a Majority in liquidation amount of all the
outstanding Capital Securities.   The provisions of Section 12.2 of the
Declaration with respect to meetings of Holders of the Securities apply to the
giving of such approval.   For purposes of this Capital Securities Guarantee,
any change which only eliminates or limits any of the dividends, distributions, redemptions, purchases, acquisitions or liquidation payments which the Guarantor is permitted to make pursuant to subclauses (A) or (B) of clause (a) of Section
6.1 shall be deemed not to materially adversely affect the rights of Holders.

     Section 9.3.  Notices.
                   -------

     All notices provided for in this Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

          (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Capital Securities):

     Wilmington Trust Company
     1100 North Market Street
     Wilmington, Delaware  19890-0001
     Attn:  Corporate Trust Department

          (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Capital Securities):

     Bay View Capital Corporation
     1840 Gateway Drive
     San Mateo, California  94404
     Attn:  Chief Financial Officer

          (c) If given to any Holder of Capital Securities, at the address set forth on the books and records of the Issuer.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     Section 9.4.  Benefit.
                   -------

     This Capital Securities Guarantee is solely for the benefit of the Holders of the Capital Securities and, subject to Section 3.1(a), is not separately transferable from the Capital Securities.

     Section 9.5.  Governing Law.
                   -------------

     THIS CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     THIS CAPITAL SECURITIES GUARANTEE is executed as of the day and year first above written.

                              BAY VIEW CAPITAL CORPORATION,
                              as Guarantor

                              By: /s/ Robert J. Flax
                                 --------------------------------------------
                              Name: Robert J. Flax
                                   ------------------------------------------
                              Title: Executive Vice President & Secretary
                                    -----------------------------------------

                              WILMINGTON TRUST COMPANY,
                              as Guarantee Trustee

                              By: /s/ Donald G. Mackelcan
                                 --------------------------------------------
                              Name: Donald G. Mackelcan
                                   ------------------------------------------
                              Title: Assistant Vice President
                                    -----------------------------------------